Exhibit 99.1

Osiris Receives Notice of Delisting from NASDAQ

COLUMBIA, Md. — March 10, 2017 - Osiris Therapeutics, Inc. (NASDAQ:OSIR) (the “Company”) announced today that the Company received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that trading of the Company’s common stock will be suspended at the opening of business on Tuesday, March 14, 2017. The letter also states that NASDAQ will file a Form 25 with the SEC to formally delist the Company’s securities from NASDAQ, to become effective ten days after filing.

The Company currently anticipates that its common stock will be quoted on the Pink OTC Markets Inc. system, referred to as the “pink sheets.” However, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the pink sheets.

The Company is working diligently to complete its previously announced restatement of prior period financial statements, transition to a new independent registered public accounting firm and conclude its 2015 and 2016 audits so that it will be in a position to bring its SEC filings up to date. The Company intends to seek to relist its common stock on NASDAQ or another national securities exchange as soon as possible once it becomes current in its reporting obligations. There can be no assurance regarding the timing or ultimate outcome of this process or the ability of the Company to relist its common stock on NASDAQ or another national securities exchange.

The Company is making this announcement in compliance with NASDAQ Listing Rule 5810(b), which requires prompt disclosure of receipt of a Staff Delisting Determination.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is a world leader in researching, developing and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, the company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine - including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO(4)®, Cartiform®, Grafix®, TruSkin ™ and Stravix™.

Osiris, Grafix, and Cartiform are registered trademarks of Osiris Therapeutics, Inc.; TruSkin and Stravix are trademarks of Osiris Therapeutics, Inc.  BIO(4)® is a trademark of Howmedica Osteonics Corp. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements may include, without limitation, statements regarding the timing of the timing of the suspension and delisting of the Company’s common stock, the timing of the filing of the Company’s delinquent periodic reports with the SEC or the timing and ability of the

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Company to relist its common stock on NASDAQ or another national securities exchange. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the SEC. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com